UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 19, 2013
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective December 19, 2013, the board of directors (the “Board”) of Enterprise Financial Services Corp (the “Company”) designated Mark G. Ponder, age 43, as the Company’s principal accounting officer as defined by the Securities and Exchange Commission. Keene S. Turner, Executive Vice President and Chief Financial Officer of the Company, had served as the Company’s principal accounting officer prior to Mr. Ponder’s designation.
Mr. Ponder joined the Company in March 2012 as Senior Vice President and Controller. Prior to joining the Company, Mr. Ponder served as Controller of Corizon Health, Inc. (formerly known as Correctional Medical Services, Inc.), a provider of correctional healthcare services, from July 2010 to March 2012. From 2003 to 2010, he served in a variety of roles with Centene Corporation, a government services managed care company, most recently as Director of Financial Reporting and Treasury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	December 23, 2013	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller